UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            July 10, 2003
           (Date of Report (Date of earliest event reported))

                        LONGVIEW FIBRE COMPANY
        (Exact name of Registrant as specified in its charter)


                             Washington
            (State or other jurisdiction of incorporation)


            0-1370                                   91-0298760
   (Commission File Number)              (I.R.S. Employer Identification No.)

          300 Fibre Way
       Longview, Washington                              98632
(Address of principal executive offices)              (Zip Code)


                               (360) 425-1550
            (Registrant's telephone number, including area code)


               _________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events

Longview Fibre Company's proxy statement dated December 20, 2002, for our 2003 annual meeting of shareholders indicated that the deadline for receiving shareholder proposals for inclusion in the proxy statement for our 2004 annual meeting of shareholders was August 20, 2003. This date was based on the mailing date of the proxy materials for the 2003 annual meeting that was held on January 28, 2003.

The 2004 annual meeting of shareholders is now scheduled to take place on March 2, 2004. This date is more than 30 days after the date of the annual meeting in 2003. Under SEC rules, any shareholder who intends to present a proposal at the 2004 annual meeting must submit the proposal, in writing, so that we receive it at our executive offices no later than October 30, 2003, in order for the proposal to be considered for inclusion in our proxy statement and proxy for the 2004 meeting. With respect to proposals not intended to be included in the 2004 proxy materials, our Bylaws provide that advance notice of nominations for the election of directors or the proposal of business at our 2004 annual meeting must also be submitted in writing and received by our Secretary no later than October 30, 2003.

On July 9, 2003, we issued a press release announcing the date of our 2004 annual meeting of shareholders and the deadline for shareholder proposals. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.


ITEM 7.  Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release issued July 9, 2003




                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LONGVIEW FIBRE COMPANY

                                       By:  L. J. MCLAUGHLIN
                                            L. J. MCLAUGHLIN

                                       Title: Senior Vice President-Finance,
Secretary and Treasurer


Dated:  July 10, 2003